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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THE J. JILL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

to be held on June 2, 2005
and
PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

April 18, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of The J. Jill Group, Inc. The meeting will be held at our executive offices at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Thursday, June 2, 2005, beginning at 10:00 a.m. local time.

        As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

        Thank you for your cooperation, continued support and interest in The J. Jill Group, Inc.

                      Sincerely,

                      Gordon R. Cooke
                       President and Chief Executive Officer

THE J. JILL GROUP, INC.

Notice of Annual Meeting of Stockholders

To Be Held June 2, 2005

        Notice is hereby given that the Annual Meeting of Stockholders of The J. Jill Group, Inc. (the "Company") will be held at the executive offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Thursday, June 2, 2005, beginning at 10:00 a.m. local time, for the following purposes:

  1.
  To consider and vote upon the election of one Class A Director and three Class C Directors;

  2.
  To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 4, 2005 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments thereof (the "Annual Meeting"). Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting.

                      By Order of the Board of Directors,

                      David R. Pierson
                       Secretary

Boston, Massachusetts
April 18, 2005

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or
not you plan to attend the Annual Meeting.

THE J. JILL GROUP, INC.
4 Batterymarch Park
Quincy, Massachusetts 02169-7468
(617) 376-4300

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2005

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 18, 2005 in connection with the solicitation by the Board of Directors (the "Board") of The J. Jill Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 2, 2005, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

        The Board has fixed the close of business on April 4, 2005, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were issued and outstanding 20,146,839 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), entitled to cast 20,146,839 votes.

        The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

        The Class A and Class C Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to these elections do not count as votes for or against such elections.

        Votes will be tabulated by EquiServe Limited Partnership, the record keeping agent for the Company's transfer agent, EquiServe Trust Company, N.A.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors of each class serve for staggered three-year terms, with the term of one of the three classes expiring each year at the Company's annual meeting of stockholders or special meeting in lieu thereof.

        The Board currently consists of eight directors: two Class A Directors, three Class B Directors and three Class C Directors.

        The Company's current Class A Directors are William E. Engbers and Michael P. Sherman. Mr. Engbers's term as a director will expire at the Company's 2006 annual meeting of stockholders or special meeting in lieu thereof. Mr. Sherman was elected as a director by the Board on December 10, 2004 for an initial interim term that will expire at the Annual Meeting. The Company's current Class B Directors are Brett D. Heffes, Ruth M. Owades and Jonathan P. Ward. Their terms as directors will expire at the 2007 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class C Directors are Gordon R. Cooke, James G. Held and Thomas J. Litle. Their terms as directors will expire at the Annual Meeting.

        The Nominating and Corporate Governance Committee of the Board has nominated (i) Mr. Sherman for election as a Class A Director to serve until the Company's 2006 annual meeting of stockholders or special meeting in lieu thereof, and until his successor is duly elected and qualified, and (ii) Messrs. Cooke, Held and Litle for election as Class C Directors, to serve until the Company's 2008 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

        The nominees have agreed to serve as directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

        The Board recommends that you vote FOR the election of Mr. Sherman as a Class A Director and FOR the election of Mr. Cooke, Mr. Held and Mr. Litle as Class C Directors.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position
Gordon R. Cooke*	59	President, Chief Executive Officer and Chairman of the Board of Directors; Director
Dennis J. Adomaitis	54	Executive Vice President/Retail Stores
Olga L. Conley	47	Executive Vice President/Chief Financial Officer and Treasurer
Stephen L. Pearson	50	Executive Vice President/Merchandising and Product Development
William E. Engbers(1)	62	Director
Brett D. Heffes(1)(2)	37	Director
James G. Held*(3)	55	Director
Thomas J. Litle*(2)	64	Director
Ruth M. Owades(3)	56	Director
Michael P. Sherman*(1)	52	Director
Jonathan P. Ward(2)(3)	50	Director

*
Nominee for re-election as a director.

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and Corporate Governance Committee.

(3)
Member of the Compensation Committee.

        GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995 and Chairman of the Board of Directors since August 1997.

        DENNIS J. ADOMAITIS has been Executive Vice President/Retail Stores since October 2003. From June 2000 until October 2003, he was President of The Birch Pond Group, Inc., a wholly-owned subsidiary of the Company, and from March 1999 until June 2000, he served the Company as President—J. Jill Retail.

        OLGA L. CONLEY has been Executive Vice President/Chief Financial Officer since October 2003, Chief Financial Officer since August 1997 and Treasurer since August 1993. Ms. Conley was President—Corporate Services from March 2001 until October 2003. She also served as Senior Vice President—Finance from May 1998 until March 2001 and as Vice President of Finance from June 1996 until May 1998.

        STEPHEN L. PEARSON has been Executive Vice President/Merchandising and Product Development since October 2003. From June 2003 until October 2003, Mr. Pearson served the Company as Senior Vice President of Sourcing and Product Integrity. From March 2000 until joining the Company, Mr. Pearson was Executive Vice President Business/Product Development at Freeborders, Inc.

        WILLIAM E. ENGBERS has been a director of the Company since July 1990. He is a venture capital consultant and was Manager, and subsequently Director, Venture Capital of Allstate Insurance Company from June 1989 until January 1999. Mr. Engbers is the Lead Independent Director and Chairman of the Audit Committee of La Jolla Pharmaceutical Company. Mr. Engbers has been either a director or chairman of over 25 corporations.

        BRETT D. HEFFES has been a director of the Company since April 2000. Since November 2002, Mr. Heffes has been the Chief Financial Officer and Treasurer of Winmark Corporation, a franchisor of retail brands and provider of equipment leasing services. From April 2002 until May 2002, Mr. Heffes was the Chief Financial Officer of Gearworks, Inc., a developer and marketer of wireless software. From July 2000 until March 2002, Mr. Heffes was Chief Financial Officer of Applied Epi, Inc. (now a division of Veero Instruments, Inc.), a developer and manufacturer of process equipment for compound semiconductor devices. From January 1998 to July 2000, Mr. Heffes held a number of positions, most recently Vice President—Corporate Development and Treasurer, with Department 56, Inc., a designer and marketer of giftware and collectibles.

        JAMES G. HELD has been a director of the Company since September 2004. He has been President and Chief Executive Officer of JPBK Consulting Inc., a management consulting business, since its founding in January 2000 and Chairman of the Board and Acting Chief Executive Officer of SmartBargains, Inc., an online retailer of discounted branded products, since January 2005. From November 1995 to December 1999 Mr. Held served in a variety of positions with Home Shopping Network and its parent company HSN, Inc., including President and Chief Executive Officer of Home Shopping Network from November 1995 to December 1999, Chairman of Home Shopping Network from December 1998 to December 1999 and Vice Chairman of HSN, Inc. from January 1997 to February 1998.

        THOMAS J. LITLE has been a director of the Company since May 1997. Since 1986, Mr. Litle has been Chairman of different Litle & Co. entities providing value added payment transaction services to direct marketers except for the period from September 1995 (when Litle & Co. was sold to First USA and its name was changed to Paymentech) through June 2001. During that approximate six-year period, Litle & Co. managed various investments and board commitments, primarily in the direct marketing industry. From January 2001 to June 2001, Mr. Litle served as interim CEO of OrderTrust, Inc. In June 2001, Litle & Co. re-entered the payment processing business. Mr. Litle is a director of several privately owned companies.

        RUTH M. OWADES has been a director of the Company since May 1997. Ms. Owades is the founder of Calyx & Corolla, Inc., a catalog business that offers consumers fresh-cut flowers and plants. She served Calyx & Corolla as Chairman from 1989 to March 2002 and as President and Chief Executive Officer from 1989 to 2000. Ms. Owades is a director of Providian Financial Corporation, a consumer lender, and a director of Armstrong Holdings, a manufacturer of building products used in homes and businesses.

        MICHAEL P. SHERMAN has been a director of the Company since December 2004. He is Vice Chairman of Crosstown Traders, Inc., a direct marketing company offering apparel and food and gifts. Crosstown Traders was formed in 2002 to purchase the specialty apparel and food catalog businesses of Federated Department Stores and its Fingerhut subsidiary. Crosstown Traders' catalogs include Old Pueblo Traders, Bedford Fair, Lew Magram, Brownstone Studio, Monterey Bay and Figi's. Prior to that, Mr. Sherman spent six years at Fingerhut Companies, Inc., most recently serving as President, and was instrumental in creating its specialty apparel catalog group via acquisition. Mr. Sherman began his retail career at Hanover Direct and during his tenure held a variety of senior level positions, including Executive Vice President, Corporate Affairs, and General Counsel.

        JONATHAN P. WARD has been a director of the Company since June 2001. Since April 2002, Mr. Ward has been Chief Executive Officer and Chairman of the Board of The ServiceMaster Company. Mr. Ward has been President of The ServiceMaster Company, as well as a member of that company's Board of Directors and Executive Committee, since February 2001. The ServiceMaster Company is a leading provider of outsourcing of maintenance services, including lawn care and landscaping, termite and pest control, plumbing, heating and air conditioning maintenance and repair, appliance maintenance and repair, cleaning, furniture repair and home warranty. From November 1977 until January 2001, Mr. Ward held a number of positions, most recently President and Chief Operating Officer, with R.R. Donnelly & Sons Company, a commercial printer. Mr. Ward is a director of First Horizons National Corp., a bank holding company.

        The Company's executive officers are elected by the Company's directors and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

CORPORATE GOVERNANCE

Code of Ethics

        The Company has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer/controller. The Board has also adopted a Code of Business Conduct and Ethics as required by The NASDAQ Stock Market ("NASDAQ") that applies to all of the Company's employees, officers and directors. The Code of Ethics and the Code of Business Conduct and Ethics are available on the Company's website at: www.jjill.com. The Company intends to satisfy its Securities and Exchange Commission ("SEC") disclosure requirements relating to amendments to and/or waivers of the Code of Ethics by posting such information on the Company's website identified above.

Board, Committee and Stockholder Meetings

        During the Company's fiscal year ended December 25, 2004 ("fiscal 2004"), the Board met five times. The Board currently has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee met ten times during fiscal 2004. The Compensation Committee met eight times during fiscal 2004 and acted two times by unanimous written consent. The Nominating and Corporate Governance Committee met five times during fiscal 2004. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

        It is the Company's policy that all members of the Board attend the annual meeting of stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual meeting of stockholders. In fiscal 2004, all directors attended the annual meeting of stockholders in person.

Board and Committee Independence and Member Qualifications

        Board of Directors.    Periodically the Board reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company's board members are directors or executive officers. After evaluating these factors the Board has determined that all members of the Board who are not employees of the Company or any parent or subsidiary of the Company (each a "Non-Employee Director") comprising a majority of the whole Board, are independent.

        Audit Committee.    Under applicable NASDAQ rules, the Board is required to make certain findings about the independence and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under the NASDAQ rules, the Board also considers the requirements of Section 10A(m)(3) and Rule 10A-3 under the Securities Exchange Act of 1934. As a result of its review, the Board has determined that Mr. Engbers (Chairman), Mr. Heffes and

Mr. Sherman, in their capacity as members of the Audit Committee of the Board, are independent. In addition, the Board has determined that each member of the Audit Committee:

  •
  is an "Audit Committee Financial Expert" within the meaning of applicable SEC rules, and

  •
  has the financial sophistication and other attributes required under the applicable NASDAQ rules.

For more information about this committee and its functions, see "Information Concerning the Audit Committee and Auditors" later in this Proxy Statement.

        Compensation Committee.    The Board has determined that Ms. Owades (Chairman), Mr. Held and Mr. Ward, in their capacity as the members of the Compensation Committee of the Board, are independent. For more information about this committee and its functions, see "Compensation Committee Report on Executive Compensation" later in this Proxy Statement.

        Nominating and Corporate Governance Committee.    The Board has determined that Mr. Ward (Chairman), Mr. Heffes and Mr. Litle, in their capacity as the members of the Nominating and Corporate Governance Committee of the Board, are independent. For more information about this committee and its functions, see "Information About Nominating and Corporate Governance Committee" later in this Proxy Statement.

Stockholder Communications

        Stockholders may communicate directly with the members of the Board or the individual chairman of standing Board committees by writing directly to those individuals care of Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS

        The Audit Committee is currently composed of Mr. Engbers (Chairman), Mr. Heffes and Mr. Sherman. The Committee reviews the internal accounting procedures of the Company and is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors. The Audit Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the Audit Committee. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4), and (5) under the Securities Exchange Act of 1934. These and other aspects of the Audit Committee's responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Audit Committee Charter was included as Appendix A to the Company's Proxy Statement for its 2004 Annual Meeting of Stockholders.

Report of the Audit Committee

        In fulfilling its responsibilities, the Audit Committee met with PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm for fiscal 2004, to discuss the scope of PwC's audit of the Company's financial statements for fiscal 2004, the results of PwC's examinations, and PwC's opinions on management's assessment of internal control over financial reporting and on the effectiveness of internal control over financial reporting.

        The Audit Committee reviewed and discussed the Company's audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended by SAS No. 89 and SAS No. 90, including a discussion of PwC's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PwC, as well as other matters related to PwC's independence from management and the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company's audited financial statements for the year ended December 25, 2004 be included in its Annual Report on Form 10-K for fiscal 2004, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers (Chairman)
Brett D. Heffes
Michael P. Sherman

Relationship with Auditors

        PwC, the independent registered accounting firm which has served as the Company's principal independent auditors continuously since the Company's formation, was selected by the Audit Committee to continue in that capacity for 2005. A representative of PwC is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

Principal Accounting Fees and Services

        The aggregate fees for professional services rendered by PwC for the fiscal years ended December 25, 2004 and December 27, 2003 were as follows:

Description	2004	2003
Audit Fees(1)	$1,071,000	$284,000
Audit-Related Fees(2)	222,000	161,000
Tax Fees(3)	105,000	22,000
All Other Fees(4)	0	0

(1)
Audit Fees are fees for the audit of the Company's annual financial statements and financial statement schedule, and the review of quarterly financial statements. In fiscal 2004, audit fees also include fees for the opinions on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting.

(2)
Audit-Related Fees are fees for accounting and reporting consultations, employee benefit plan audits and other advisory services.

(3)
Tax Fees are fees for tax compliance, tax planning and tax advice.

(4)
All Other Fees are fees for any service not included in the first three categories.

        The Audit Committee has determined that PwC's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

Pre-Approval Policies

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Specific services that were not contemplated by the annual budget may also be pre-approved, on a case-by-case basis, by the Audit Committee acting as a whole, or by a designated single member of the Audit Committee provided such services are then approved, on at least a quarterly basis, by the Audit Committee acting as a whole.

INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee is currently composed of Mr. Heffes, Mr. Litle and Mr. Ward (Chairman). The Committee identifies individuals qualified to become members of the Board, selects director nominees for each annual meeting of stockholders, recommends individuals to fill vacancies in the Board, develops and recommends corporate governance principles to the Board and is responsible for leading an annual review of the performance of both the Board as a whole and a group of its individual members, as described below. These and other aspects of the Nominating and Corporate Governance Committee's responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter was included in Appendix B to the Company's Proxy Statement for its 2004 Annual meeting of stockholders.

Nomination Criteria

        The Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and nominates candidates for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews each such director's overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. Currently, the Committee solicits information annually from the entire Board by use of Board Self-Assessment Questionnaires in order to assist in an analysis of the performance of the Board as a whole. Additionally, the Committee evaluates Board members whose terms of office are set to expire the following year by completing Director Assessment Questionnaires, requesting those Board members who are being evaluated to complete a Director Self-Assessment Questionnaire, and by seeking input from the Company's Chief Executive Officer.

        In selecting both incumbent and new director nominees, the Nominating and Corporate Governance Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Although the Nominating and Corporate Governance Committee has not established minimum requirements for director candidates, it will assess candidates' strengths and weaknesses in at least the following categories: Marketing/Branding, Finance and Capital Markets, Specialty Retail, Technology, Entrepreneurship, Corporate Leadership, Diversity and Governance/Legal. The Committee will also consider such matters as a candidate's ability to read and understand fundamental financial statements, whether a conflict or potential conflict of interest exists and the candidate's independence from management. The Nominating and Corporate Governance Committee may change the criteria it considers in potential director candidates from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

        During 2004 the Nominating and Corporate Governance Committee engaged a third-party search firm to help it identify potential candidates for membership on the Board. The Company paid a fee to the search firm in connection with Mr. Held's joining the Board.

Stockholder Recommendations and Stockholder Nominations

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to The Nominating and Corporate Governance Committee, care of Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

        Stockholders may nominate director candidates by following the procedures described under the heading "Stockholder Proposals" later in this Proxy Statement.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

        In 2004, the Board approved a recommendation by the Compensation Committee of the Board to adjust the cash compensation arrangements for Non-Employee Directors. Effective June 27, 2004, each Non-Employee Director receives a $50,000 annual retainer. Directors who are employees of the Company are not paid any separate fees for serving as directors. The Chairman of the Audit Committee receives an additional $10,000 annual retainer. The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receive an additional $5,000 annual retainer. All retainers are paid on a quarterly basis. Prior to June 27, 2004, each Non-Employee Director received a $15,000 annual retainer and a fee of $1,000 for each meeting of the Board attended in person and the Chairman of the Audit Committee and the Chairman of the Compensation Committee each received an additional quarterly fee of $1,250.

        In January 2005, the Board approved a recommendation by the Compensation Committee to reduce the stock-based compensation arrangement for Non-Employee Directors and amended the Company's Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan (the "2001 Option Plan") accordingly. Currently, under the 2001 Option Plan each Non-Employee Director is automatically granted an option to purchase 15,000 shares of Common Stock upon first joining the Board. Such option is immediately vested in full unless otherwise determined by the Compensation Committee prior to grant. In addition, in connection with each annual meeting of stockholders each Non-Employee Director who has served for at least six months before the meeting and continues to serve at the meeting is automatically granted an option to purchase 7,500 shares of Common Stock. Such option is immediately vested in full. All of the options automatically granted to Non-Employee Directors under the 2001 Option Plan have exercise prices equal to the closing price of the Common Stock on the date of grant as reported by NASDAQ and expire on the tenth anniversary of the date of grant. Before the January 2005 amendment of the 2001 Option Plan, each new Non-Employee Director was granted an option to purchase 30,000 shares of Common Stock upon joining the Board, and in connection with each annual meeting of stockholders each Non-Employee Director who had served for at least six months before the meeting and continued to serve at the meeting was automatically granted an option to purchase 11,250 shares of Common Stock.

Executive Compensation

        The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for fiscal 2004, the fiscal year ended December 27, 2003 ("fiscal 2003") and the fiscal year ended December 28, 2002 ("fiscal 2002") of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company serving at the end of fiscal 2004. During fiscal 2002, the Company effected a three-for-two stock split in the form of a stock dividend paid on June 28, 2002 to stockholders of record on June 14, 2002. All share data has been adjusted for the stock split.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Period	Salary(1)(2)($)	Bonus(2)($)		Other Annual Compensation (2)(3)($)		Securities Underlying Options(4)(#)		All Other Compensation (2)(5)($)
Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors	Fiscal 2004 Fiscal 2003 Fiscal 2002	$680,000 650,000 605,000	$576,488 0 280,000		$252,890 251,847 237,850	(6) (7) (8)	100,000 50,000 825,000		$51,276 58,902 1,022,665
Dennis J. Adomaitis Executive Vice President/ Retail Stores	Fiscal 2004 Fiscal 2003 Fiscal 2002	425,000 412,500 350,000	242,628 0 120,000		* * *		50,000 25,000 225,000		7,722 6,658 3,300
John J. Hayes formerly Executive Vice President/Chief Marketing Officer	Fiscal 2004 Fiscal 2003 Fiscal 2002	385,000 367,500 325,000	226,628 0 120,000		* * *		50,000 25,000 150,000	(9) (9) (9)	6,214 7,354 3,300
Stephen L. Pearson Executive Vice President/ Merchandising and Product Development	Fiscal 2004 Fiscal 2003 Fiscal 2002	375,000 173,077 n/a	212,628 140,000 n/a	(10)	* 350,000 n/a	(11)	50,000 50,000 n/a		6,167 567 n/a
Olga L. Conley Executive Vice President/Chief Financial Officer and Treasurer	Fiscal 2004 Fiscal 2003 Fiscal 2002	355,000 317,500 275,000	206,628 0 100,000		* * *		50,000 25,000 150,000		2,762 3,606 3,300

(1)
Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust and the Company's Deferred Compensation Plan. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)
Amounts reported for each period include amounts that have been earned with respect to that period but may have been paid in a subsequent period.

(3)
In accordance with the rules of the SEC, perquisites and other benefits, securities and property that, in the aggregate, do not equal or exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for the period in question do not need to be reported, and in such cases, if any, an asterisk appears in the table.

(4)
The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers during any of the reported periods. All options are for the purchase of shares of Common Stock.

(5)
The amounts reported include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 2004, fiscal 2003 and fiscal 2002, respectively, for the benefit of the named individuals: Mr. Cooke, $2,460, $2,400 and $2,820; Mr. Adomaitis, $2,460, $2,400 and $2,820; Mr. Hayes, $2,460, $2,400 and $2,820; and Ms. Conley, $2,460, $2,400 and $2,820. The amounts reported include the following Company matching contributions pursuant to the Company's Deferred Compensation Plan for fiscal 2004, fiscal 2003 and fiscal 2002, respectively, for the benefit of the named individuals: Mr. Cooke, $1,440, $1,200 and $480; Mr. Adomaitis, $1,440, $1,200 and $480; Mr. Hayes, $0, $1,200 and $480; Mr. Pearson, $3,900, $0 and $0; Ms. Conley, $0, $0 and $480; and additionally, a $1,000,000 discretionary contribution was made to the Company's Deferred Compensation Plan for the benefit of Mr. Cooke during fiscal 2002. The amounts reported for fiscal 2004 also include premiums paid for term life insurance policies for the benefit of the following named individuals: Mr. Cooke, $47,376; Mr. Adomaitis, $3,822; Mr. Hayes, $3,754; Mr. Pearson, $2,267; and Ms. Conley, $302. The amounts reported for fiscal 2003 also include premiums paid for term life insurance policies for the benefit of the following named individuals: Mr. Cooke, $55,302; Mr. Adomaitis, $3,058; Mr. Hayes, $3,754; Mr. Pearson, $567; and Ms. Conley, $1,206. The amounts reported for fiscal 2002 also include premiums paid for term life insurance policies for the benefit of Mr. Cooke of $19,365.

(6)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $102,784, as well as the payment of $107,335 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(7)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $101,559, as well as the payment of $105,987 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(8)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $70,636, and a one-time payment of $50,000 for furnishings for a new residence, as well as the payment of $82,885 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(9)
All options that are not exercised within 30 days following Mr. Hayes's last day of employment with the Company will terminate.

(10)
The amount reported is the amount paid to Mr. Pearson as a bonus that was guaranteed to him in connection with his joining the Company in 2003.

(11)
Includes reimbursement of moving expenses paid to Mr. Pearson, at an expense to the Company of $212,450, as well as the payment of $100,000 by the Company to Mr. Pearson to offset the tax burden assumed by Mr. Pearson in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned reimbursement of moving expenses. Also includes $37,550 in relocation expenses paid directly to vendors.

Option Grants

        The following table sets forth certain information regarding stock options granted during fiscal 2004 by the Company to the individuals named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Number of Shares Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal 2004
Exercise Price Per Share ($/Sh)
Name					Expiration Date
						5%($)	10%($)
Gordon R. Cooke	50,000 50,000	(3)(4) (5)	8.20 8.20%	$15.51 16.99	2/25/14 12/10/14	$487,708 534,246	$1,235,947 1,353,884
Dennis J. Adomaitis	25,000 25,000	(3) (5)	4.10 4.10	15.51 16.99	2/25/14 12/10/14	243,854 267,123	617,974 676,942
John J. Hayes	25,000 25,000	(3)(6) (5)(6)	4.10 4.10	15.51 16.99	2/25/14 12/10/14	243,854 267,123	617,974 676,942
Stephen L. Pearson	25,000 25,000	(3) (5)	4.10 4.10	15.51 16.99	2/25/14 12/10/14	243,854 267,123	617,974 676,942
Olga L. Conley	25,000 25,000	(3) (5)	4.10 4.10	15.51 16.99	2/25/14 12/10/14	243,854 267,123	617,974 676,942

(1)
These options are for the purchase of shares of Common Stock and are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the SEC of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3)
Each option vests as to one-third of the shares which may be purchased thereunder on the first anniversary of the date of grant of such option, and vests as to an additional one-third of such shares on each of the second and third anniversaries of the date of grant of such option, contingent upon the option holder's continued employment with the Company or one of its wholly-owned subsidiaries on such vesting date. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full. These options are also subject to accelerated vesting in the event that a "Qualified Sale" occurs and immediately prior to the closing of such Qualified Sale the holder is an employee of the Company. Immediately prior to such closing each such option shall become exercisable as to an additional one third (1/3) of the shares subject to the option. "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

(4)
This option will vest in full in the event of the qualified retirement of the holder. "Qualified retirement" means the holder's retirement from employment with the Company at a time when the holder's successor as Chief Executive Officer of the Company has accepted the Company's offer of employment in such capacity.

(5)
In December 2004, the Company granted stock options for the purchase of 270,000 shares to certain members of management in exchange for entering into agreements regarding the protection of the Company's property. These agreements include provisions relating to the protection of confidential information and intellectual property and covenants not to compete with the Company or solicit the Company's employees. These options were vested in full at the time of grant.

(6)
All options that are not exercised within 30 days following Mr. Hayes's last day of employment with the Company will terminate.

Option Exercises and Fiscal Year-End Values

        The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during fiscal 2004 and of unexercised stock options held by each of such individuals on December 25, 2004. All such options were for the purchase of shares of Common Stock.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options Held at December 25, 2004(#)		Value of Unexercised In-the-Money Options Held at December 25, 2004($)(2)
	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gordon R. Cooke	0	$0	876,500	358,334	$2,337,814	$135,875
Dennis J. Adomaitis	60,000	667,305	321,417	116,667	1,066,798	0
John J. Hayes(3)	63,749	659,119	298,333	91,667	1,281,675	0
Stephen L. Pearson	0	0	41,666	58,334	20,333	40,667
Olga L. Conley	46,659	483,061	216,363	91,667	659,113	0

(1)
Value is based on the last sales price of the Common Stock on the exercise date, as reported by NASDAQ, less the applicable option exercise price.

(2)
Value is based on the last sales price of the Common Stock before the end of fiscal 2004 ($15.22 per share on December 23, 2004), as reported by NASDAQ, less the applicable option exercise price.

(3)
All options that are not exercised within 30 days following Mr. Hayes's last day of employment with the Company will terminate.

Equity Compensation Plans

        The following table provides information as of December 25, 2004 regarding securities authorized for issuance under the Company's equity compensation plans, including individual compensation arrangements. The equity compensation plans of the Company include the Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Option Plan"), the 2001 Option Plan, and the Second Amended and Restated 1998 Employee Stock Purchase Plan (the "1998 ESPP Plan"). All of these equity compensation plans have been approved by the Company's stockholders.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options and Rights ($/Sh)(2)	Number of Shares Remaining for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Stockholders(3)	3,536,587	$15.88	406,887
Equity Compensation Plans Not Approved by Stockholders	—	—	—

TOTAL	3,536,587	$15.88	406,887

(1)
Includes options to purchase 516,412 shares of Common Stock under the 1993 Option Plan, options to purchase 2,983,125 shares of Common Stock under the 2001 Option Plan and rights to purchase 37,050 shares of Common Stock under the 1998 ESPP Plan.

(2)
On December 25, 2004, the exercise price of the rights to purchase 37,050 shares of Common Stock under the 1998 ESPP Plan included in the preceding column was not yet known. Under the 1998 ESPP Plan, the exercise price of such rights is the lesser of 85% of the closing price on January 2, 2004, the offering commencement date, or 85% of the closing price on December 31, 2004, the offering termination date. For purposes of calculating the weighted average exercise price, the exercise price of such rights was assumed to be $10.846 per share, the price at which such shares were issued on December 31, 2004 and 85% of the closing price on January 2, 2004.

(3)
All currently outstanding options held by John J. Hayes that are not exercised within 30 days following his last day of employment with the Company will terminate, and all shares for which such options have not been exercised will once again become available for issuance under the Plans.

Certain Employment and Severance Arrangements

        Gordon R. Cooke and Dennis J. Adomaitis each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined in the agreements), the Company will make severance payments to them in an aggregate amount equal to their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid. Stephen L. Pearson has an employment agreement with the Company which, among other things, provides that if his employment is terminated by the Company other than for just cause (as defined in the agreement) or if Mr. Pearson resigns for good reason (as defined in the agreement), in each case prior to June 2, 2005, the Company will make severance payments to him, while he is not employed by a competitor of the Company, for the period from the termination date until June 2, 2005, payable at the same time and in the same amounts as such base salary otherwise would have been paid.

        In addition, each of the persons named in the Summary Compensation Table who is currently an executive officer of the Company is a party to a severance agreement with the Company which provides for the following payments to the executive if the executive's employment is terminated within two years following a change in control (as defined in the agreements) by the Company without cause (as defined in the agreements) or by the executive with good reason (as defined in the agreements): (i) a lump sum equal to 2 times the sum of (A) the executive's annual base salary at the time of termination plus (B) the average annual incentive compensation plan bonus payment to the executive over the last two years, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive; (ii) a pro-rated incentive compensation bonus for the year of termination; and (iii) continuation of standard group life, disability, accident and health insurance for a period of two years post-termination. Also, if the executive's employment is terminated within two years following a change in control by the Company without cause or by the executive for good reason, then all outstanding stock options held by the executive for the purchase of shares of the Company's Common Stock shall immediately become exercisable in full. In addition, executive's employment shall be deemed to have been terminated following a change in control by the Company without cause or by the executive with good reason if the executive's employment is terminated prior to a change in control without cause at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a change in control or if the executive terminates his employment with good reason prior to a change in control (determined by treating a potential change in control (as defined in the agreements) as a change in control in applying the definition of good reason), if the circumstance or event which constitutes good reason occurs at the direction of such person.

        Each of the persons named in the Summary Compensation Table has signed an Agreement to Protect Corporate Property. The Agreement includes provisions relating to the protection of confidential information and intellectual property and covenants not to compete with the Company or solicit the Company's employees.

        In April 2005, John J. Hayes resigned from his position as Executive Vice President/Chief Marketing Officer. Mr. Hayes will remain with the Company through mid-May 2005 to assist with the transition of his duties. The Company is making a lump sum severance payment to Mr. Hayes equal to his total annual salary of $385,000, and will provide him miscellaneous other benefits, including continuation of group medical and dental insurance plan payments on his behalf for a period of up to 18 months after his last day of employment with the Company and payments for outplacement and tax return preparation services. All stock options held by Mr. Hayes that are not exercised within 30 days following his last day of employment with the Company will terminate.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board is composed of independent, Non-Employee Directors. The Committee currently consists of Ruth M. Owades (Chairman), James G. Held and Jonathan P. Ward.

Compensation Committee Report on Executive Compensation

Compensation Policy

        The Compensation Committee reviews and makes recommendations to the Board regarding employee compensation and benefit plans and programs generally, determines the compensation of the executive officers of the Company and administers the Company's stock option and employee stock purchase plans.

        During fiscal 2004 the Company's compensation package for its executive officers had three principal components: (1) base salary, (2) bonus, and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other senior management employees and other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

        Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with similarly situated companies. During fiscal 2004 the Compensation Committee engaged compensation consultants to undertake compensation studies with respect to the compensation paid to the Company's executive officers and directors. The results of these studies were among the factors considered in connection with the changes to the compensation packages for the Company's executive officers made during fiscal 2004.

        Under the Company's 2004 Incentive Compensation Plan, employees of the Company at the level of Operating Vice President and above were eligible to receive bonuses for the spring season and the fall season based on a percentage of their base salary for the applicable season and conditioned on the Company's achieving its fully diluted earnings per share target for the applicable season. Employees below the Operating Vice President level were also eligible to participate in the 2004 Incentive Compensation Plan if selected to do so by the President and CEO. Bonus percentages varied depending on seniority, ranging from 30% for Operating Vice Presidents to 100% for the President and CEO. The variation in assigned bonus percentages was intended to reflect the importance of the employee's contribution to the Company's ability to achieve its fully diluted earnings per share target. The Company achieved its fully diluted earnings per share target for the spring but not the fall season of fiscal 2004, and accordingly bonuses under the 2004 Incentive Compensation Plan were paid for the spring season but not the fall season.

        During fiscal 2004 the Company's executive officers received supplemental bonuses for the spring season totaling $542,000 in aggregate as a result of the Company's having far exceeded its fully diluted earnings per share target for the season. The amount of the spring season supplemental bonuses varied depending on seniority, ranging from $72,628 for Executive Vice Presidents to $251,488 for the President and CEO. The variation in supplemental bonus amount was intended to reflect the importance of the executive officer's contribution to the Company's spring season earnings. The Company's executive officers were also eligible to receive supplemental bonuses for the fall season ranging from 10% to 20% of their base salary for the fall season for every 20%, up to 100%, by which the Company's fully diluted earnings per share for the fall season exceeded the Company's fully diluted earnings per share target for the fall season. No bonuses were paid under the 2004 Fall Season Special Bonus Plan, as the Company did not achieve its fully diluted earnings per share target for the fall season.

        Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted stock options to all of the Company's executive officers during fiscal 2004. A portion of these stock options were granted in consideration of the executive officers' execution of agreements relating to the protection of the Company's confidential information and non-competition with the Company.

        Section 162(m) of the Internal Revenue Code generally limits the amount of annual compensation paid by a company to certain of its officers that is deductible for federal income tax purposes to $1 million for each such officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although the Compensation Committee generally considers whether officer compensation will meet the Section 162(m) requirements for deductibility, such deductibility is but one of many factors weighed by the Compensation Committee in establishing compensation levels. The Compensation Committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limit in circumstances when the Committee believes such payment is appropriate.

Chief Executive Officer Compensation

        Mr. Cooke's base salary during fiscal 2004 was at the rate of $650,000 per annum for the first half of fiscal 2004 and $710,000 per annum for the second half of fiscal 2004. The adjustment in Mr. Cooke's base salary took into account the results of the compensation studies referred to above. Mr. Cooke's bonus percentage under the 2004 Incentive Compensation Plan was 100%, and he received a bonus under the plan of $325,000 for the spring season and no bonus under the plan for the fall season. Mr. Cooke received a supplemental bonus of $251,488 for the 2004 spring season as a result of the Company's having far exceeded its fully diluted earnings per share target for the season. Mr. Cooke was eligible to receive a supplemental bonus for the fall season of 20% of his base salary for the fall season for every 20%, up to 100%, by which the Company's fully diluted earnings per share for the fall season exceeded the Company's fully diluted earnings per share target for the fall season. Mr. Cooke did not receive a bonus under the 2004 Fall Season Special Bonus Plan, as the Company did not achieve its fully diluted earnings per share target for the fall season. During fiscal 2004 Mr. Cooke was granted options to purchase 100,000 shares of Common Stock, 50,000 of which were granted at $15.51 per share and 50,000 of which were granted at $16.99 per share. The second 50,000 share grant was in consideration of Mr. Cooke's execution of an agreement relating to the protection of the Company's confidential information and non-competition with the Company. The Company also paid $47,376 in premiums with respect to term life insurance for the benefit of Mr. Cooke. The Company also provided Mr. Cooke with certain perquisites, including but not limited to a residence at a cost to the Company of $102,784, and paid Mr. Cooke $107,335 to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Ruth M. Owades (Chairman)
James G. Held
Jonathan P. Ward

Performance Graph

        The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, The NASDAQ Stock Market Index for U.S. Companies and the Russell 2000 Index, and a published industry or line of business index, the Dow Jones US Retailers, Apparel Index.

        The cumulative stockholder return for shares of the Company's Common Stock and the market indexes are calculated assuming $100 was invested on December 31, 1999. The Company paid no cash dividends during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE J. JILL GROUP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX AND THE DOW JONES US RETAILERS, APPAREL INDEX

*
$100 invested on 12/31/99 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 4, 2005, there were issued and outstanding 20,146,839 shares of Common Stock, entitled to cast 20,146,839 votes. On April 4, 2005, the closing price of the Common Stock as reported by NASDAQ was $13.02 per share.

Principal Stockholders

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 4, 2005, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock issuable by the Company pursuant to options that may be exercised within 60 days after April 4, 2005, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

	Shares Beneficially Owned(1)
Name
	Number	Percent
Barclays Global Investors, NA(2) Barclays Global Fund Advisors(2) Palomino Limited(2) 45 Fremont Street San Francisco, CA 94105 Walker House Mary Street PO Box 908 GT George Town, Grand Cayman (Cayman Islands)	1,728,285	8.6%
Kornitzer Capital Management, Inc.(3) 5420 West 61st Place Shawnee Mission, Kansas 66205	1,515,515	7.5%
Franklin Advisers, Inc.(4) Franklin Templeton Portfolio Advisors, Inc.(4) One Franklin Parkway San Mateo, CA 94403	1,241,159	6.2%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	1,179,650	5.9%
Cramer Rosenthal McGlynn, LLC(6) 520 Madison Avenue New York, NY 10022	1,134,500	5.6%
Ronald J. Juvonen(7) Downtown Associates, LLC 674 Unionville Road, Suite 105 Kennet Square, PA 19348	1,053,300	5.2%
Vardon Capital, LLC(8) Vardon Capital Management, LLC(8) Richard W. Shea, Jr.(8) 150 East 52nd Second Street 2nd Floor New York, NY 10022	1,019,100	5.1%
Gordon R. Cooke(9)	1,222,415	5.8%
John J. Hayes(10)	590,523	2.9%
Dennis J. Adomaitis(11)	431,753	2.1%
Olga L. Conley(12)	339,355	1.7%
Thomas J. Litle(13)	82,125	*
Ruth M. Owades(14)	69,000	*
William E. Engbers(15)	67,725	*
Brett D. Heffes(16)	54,500	*
Stephen L. Pearson(17)	51,958	*
Jonathan P. Ward(18)	40,902	*
James G. Held(19)	30,000	*
Michael P. Sherman(20)	30,000	*
All current directors and executive officers as group (11 persons)(21)	2,419,733	10.9%

*
Less than one percent.

(1)
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 14, 2005, filed jointly by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Brono (Barclays Cayman) Limited, Palomino Limited and Hymf Limited. The report states that each of these entities is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934; and that as of February 14, 2005, 1,215,081 shares were beneficially owned by Barclays Global Investors, NA., which has sole voting power as to 1,087,738 shares and sole dispositive power as to all 1,215,081 shares, 474,261 shares were beneficially owned by Barclays Global Fund Advisors, which has sole voting and dispositive power as to all such securities, and 38,607 shares were beneficially owned by Palomino Limited, which has sole voting and dispositive power as to all such securities.

(3)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 7, 2005, filed by Kornitzer Capital Management, Inc. ("Kornitzer"). The report states that Kornitzer is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934; that the securities as to which the Schedule was filed by Kornitzer, in its capacity as investment adviser, are owned of record by clients of Kornitzer; that those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities; and that Kornitzer has the shared voting and dispositive power as to all 1,515,515 shares.

(4)
The Company has received a copy of a report on Schedule 13G, with signature dated February 11, 2005, filed by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CJ"), Rupert H. Johnson, Jr. ("RJ") and Franklin Advisers, Inc. The report states that the securities reported on are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of FRI; that applicable advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients, so that such Adviser Subsidiaries may be deemed to be the beneficial owner of the securities covered by the report; that CJ and RJ each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI, and together with FRI may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries; and that the aggregate amount beneficially owned by each reporting person is 1,241,159 shares, with Franklin Advisers, Inc. having the sole power to vote or to direct the vote of 1,240,400 shares and the sole power to dispose or to direct the disposition of 1,240,400 shares and with Franklin Templeton Portfolio Advisors, Inc. having the sole power to vote or direct the vote of 759 shares and the sole power to dispose or to direct the disposition of 759 shares.

(5)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 14, 2005, filed by T. Rowe Price Associates, Inc. ("TRP"). The report states that TRP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; and that TRP has sole voting power as to 153,100 shares and sole dispositive power as to all 1,179,650 shares.

(6)
The Company has received a copy of a report on Schedule 13G, with a signature dated January 22, 2005, filed by Cramer Rosenthal McGlynn ("CRM"). The report states that CRM is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; and that CRM has sole voting power as to 516,000 shares, shared voting power as to 568,700 shares, sole dispositive power as to 554,700 shares and shared dispositive power as to 579,800 shares.

(7)
The Company has received a copy of a report on Schedule 13G, with a signature dated April 1, 2005, filed by Ronald J. Juvonen ("Juvonen"). The report states that the shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. (collectively referred to as the "Downtown Funds"). The general partner of the Downtown Funds is Downtown Associates, L.L.C. (the "General Partner"), and Juvonen is the Managing Member of the General Partner. The report states that all 1,053,300 shares are beneficially owned by Juvonen, who has sole voting and dispositive power as to all 1,053,300 shares.

(8)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 10, 2005, filed by Vardon Capital, LLC ("VC"), Vardon Capital Management, LLC ("VCM") and Richard W. Shea, Jr. ("Shea"). The report states that VC is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934; that VC and VCM, as the general partner and/or investment manager to a number of private investment funds, and Shea, as the sole principal of VC and VCM and as portfolio manager of two separately managed accounts, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, securities of the Company held in the name of the private investment funds and separately managed accounts; and that VC, VCM and Shea all have shared voting and dispositive power as to all 1,019,100 shares.

(9)
Includes 1,018,166 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005.

(10)
Includes 306,666 shares issuable upon exercise of one or more stock options exercisable within sixty days following April 4, 2005. All options that are not exercised within 30 days following Mr. Hayes's last day of employment with the Company will terminate.

(11)
Includes 404,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005.

(12)
Includes 274,696 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005.

(13)
Includes 3,375 shares held by Mr. Litle's wife. Also includes 78,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Litle pursuant to the 2001 Option Plan should he continue to serve as a director through the date of the Annual Meeting.

(14)
Includes 65,250 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Ms. Owades pursuant to the 2001 Option Plan should she continue to serve as a director through the date of the Annual Meeting.

(15)
Includes 225 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 67,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Engbers pursuant to the 2001 Option Plan should he continue to serve as a director through the date of the Annual Meeting.

(16)
Includes 54,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Heffes pursuant to the 2001 Option Plan should he continue to serve as a director through the date of the Annual Meeting.

(17)
Includes 49,999 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005.

(18)
Includes 33,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Ward pursuant to the 2001 Option Plan should he continue to serve as a director through the date of the Annual Meeting.

(19)
Includes 30,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005. Does not include 7,500 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Held pursuant to the 2001 Option Plan should he continue to serve as a director through the date of the Annual Meeting.

(20)
Includes 30,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 4, 2005.

(21)
Includes shares listed in note 9 and notes 11 through 20. Does not include any shares held by Mr. Hayes, who is not currently a director or an executive officer of the Company. Does not include 45,000 shares issuable upon the exercise of stock options that automatically will be granted to Ms. Owades and Messrs. Engbers, Heffes, Held, Litle and Ward pursuant to the 2001 Option Plan should they continue to serve as a directors through the date of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2004 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2004, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner other than the options grants awarded to Messrs. Adomaitis, Cooke, Hayes, Pearson and Ms. Conley and Trudel on February 25, 2004 which were inadvertently filed late on Forms 4 and an option grant to Mr. Sherman upon joining the Board of Directors which was filed late on a Form 3 because a CIK number had not been previously established for him.

SOLICITATION

        This proxy is solicited on behalf of the Board of the Company. You are requested to sign and return your proxy card promptly.

        The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in June 2006, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 18, 2005, so the date by which proposals are required to be received under Rule 14a-8 will be December 19, 2005.

        In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year's annual meeting is held on the date specified in the By-Laws, the deadline for submission of notice will be March 12, 2006, and any proposal or nomination submitted after March 12, 2006 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

MISCELLANEOUS

        The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

        Stockholders of record on April 4, 2005 will receive a Proxy Statement and the Company's 2004 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Chief Financial Officer, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

THE J. JILL GROUP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held June 2, 2005.

Sincerely,

THE J. JILL GROUP, INC.

THE J. JILL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE J. JILL GROUP, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

Proxy for the Annual Meeting of Stockholders to be held on June 2, 2005

        The undersigned stockholder of The J. Jill Group, Inc. (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke and Olga L. Conley, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Thursday, June 2, 2005, beginning at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 18, 2005 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on stock certificate(s). If the stockholder is a corporation, please sign in full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Your vote is important. Please vote immediately.

Vote-by-Internet Log onto the Internet and go to http://www.eproxyvote.com/jill	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE J. JILL GROUP, INC.

1.    To elect the following nominee as a Class A Director of the Company:

NOMINEE:	(01) Michael P. Sherman

and the following nominees as Class C Directors of the Company:

NOMINEES:	(02) Gordon R. Cooke
(03) James G. Held
(04) Thomas J. Litle
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ For all nominees except as written above
Mark box at right if an address change or comment has been noted on the reverse ☐ side of this card.
Please be sure to sign and date this Proxy.
Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailing in the United States.
Signature:	Date:	Signature:	Date:

QuickLinks

THE J. JILL GROUP, INC. Notice of Annual Meeting of Stockholders To Be Held June 2, 2005
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held June 2, 2005
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
AVAILABLE INFORMATION